Exhibit 99.11
TRIGGER PRICE AGREEMENT NOTICE
Date:	March 20, 2020

To:	M Capital Group Investors II, LLC
Cactus Holding Company, LLC
2200 South 75th Avenue
Phoenix, AZ 85043

Attn:	Jerry Moyes

From:	Citigroup Global Markets Inc.

Fax No.	212-615-8985
Reference is made to the following agreements (collectively, the “Transaction Documents”):
(a)
Trigger Price Agreement, dated as of August 23, 2019, among Citigroup Global Markets Inc. (“CGMI”), M Capital Group Investors II, LLC (“M Capital II”) and Cactus Holding Company, LLC (“Cactus I”) as amended by the Trigger Price Letter Agreement dated October 31, 2019 and the Trigger Price Letter Agreement dated February 12, 2020 (such amendment, the “February 2020 Amendment”, and the amended agreement, the “Trigger Price Agreement”);

(b)	Trigger Price Agreement Notice, dated as of September 10, 2019, delivered by CGMI and confirmed by M Capital II and Cactus I (the “Trigger Price Agreement Notice”);
(c)
The Master Terms and Conditions for Prepaid Variable Share Forward Transactions, dated as of May 18, 2016, between M Capital II and CGMI (as amended, modified or supplemented from time to time, the “M Capital II Master Confirmation”), the Fifth Amended and Restated Transaction 1 Supplemental Confirmation to the M Capital II Master Confirmation, dated August 23, 2019 (as adjusted by the Trigger Price Agreement Notice, the “M Capital II Fifth A&R Transaction 1 Supplemental Confirmation”) and the Transaction 2 Supplemental Confirmation to the M Capital II Master Confirmation, dated August 23, 2019 (as adjusted by the Trigger Price Agreement Notice, the “M Capital II Transaction 2 Supplemental Confirmation” and, together with the M Capital II Master Confirmation and the M Capital II Fifth A&R Transaction 1 Supplemental Confirmation, the “M Capital II Confirmation”); and

(d)
The Master Terms and Conditions for Prepaid Variable Share Forward Transactions, dated as of October 30, 2015, between Cactus I and CGMI (as amended, modified or supplemented from time to time, the “Cactus I Master Confirmation”), the Sixth Amended and Restated Supplemental Confirmation to the Cactus I Master Confirmation, dated August 23, 2019 (as adjusted by the Trigger Price Agreement Notice, the “Cactus I Sixth A&R Supplemental Confirmation”), the Fifth Amended and Restated May 2016 Supplemental Confirmation to the Cactus I Master Confirmation, dated August 23, 2019 (as adjusted by the Trigger Price Agreement Notice, the “Cactus I Fifth A&R May 2016 Supplemental Confirmation”) and the Amended and Restated February 2019 Supplemental Confirmation to the Cactus I Master Confirmation, dated August 23, 2019 (as adjusted by the Trigger Price Agreement Notice, the “Cactus I A&R February 2019 Supplemental Confirmation” and, together with the Cactus I Master Confirmation, the Cactus I Sixth A&R Supplemental Confirmation and the Cactus I Fifth A&R May 2016 Supplemental Confirmation, the “Cactus I Confirmation”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Trigger Price Agreement.
1.          Pursuant to Section 5 of the February 2020 Amendment, we are adjusting the terms of the M Capital II Confirmation and the Cactus I Confirmation as we determine appropriate to account for the non-cash portion of the “Trigger Price Reset Amounts” (as defined in the February 2020 Amendment) (such amounts, the “Remaining Trigger Amounts”).  We acknowledge receipt of the cash portion of such “Trigger Price Reset Amounts” in the amount of USD 3,840,000 and USD 2,160,000 from M Capital II and Cactus I, respectively.

2.          With respect to the Remaining Trigger Amount for M Capital II, we have made adjustments to certain terms of the M Capital II Confirmation, as set forth in Annex A hereto; and with respect to the Remaining Trigger Amount for Cactus I, we have made adjustments to certain terms of the Cactus I Confirmation, as set forth in Annex B hereto.
3.          Promptly following your confirmation of this notice, we will deliver to M Capital II and Cactus I, as applicable, updated Optional Early Termination Tables (as defined in each of the M Capital II Confirmation and Cactus I Confirmation), similar in form to that attached to the applicable supplemental confirmations and prepared by CGMI using a consistent methodology.
4.          Each of M Capital II and Cactus I notified us (which shall be deemed delivered on a timely basis under the Trigger Price Agreement) that it has the ability to pay the Remaining Trigger Amounts (including the foregoing adjustments), and will meet its obligations with respect to the Remaining Trigger Amounts.  Please evidence such notice by countersigning below and returning a copy to us.
5.          By signing below, each of M Capital II and Cactus I is hereby deemed to repeat the representations set forth in Section 4 of the Trigger Price Agreement with respect to the Transaction Documents (as adjusted hereby) and in Section 6(a) of the M Capital II Master Confirmation or the Cactus I Master Confirmation, as applicable.

Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

		By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

Acknowledged and Agreed:

M CAPITAL GROUP INVESTORS II, LLC

By:	JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name:	Jerry C. Moyes
Title:	Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name:	Vickie Moyes
Title:	Co-Trustee of the Manager

CACTUS HOLDING COMPANY, LLC

By:	JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name:	Jerry C. Moyes
Title:	Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name:	Vickie Moyes
Title:	Co-Trustee of the Manager

[Signature Page to March 2020 Trigger Price Agreement Adjustment Notice]

ANNEX A
Adjustments to the M Capital II Fifth A&R Transaction 1 Supplemental Confirmation:
1.	The Forward Cap Price shall be decreased from USD 58.25 to USD 52.00.
2.	The Final Disruption Date shall be November 6, 2020.
3.	The Scheduled Valuation Date for each Component shall be changed as follows:
Component Number	Number of Options	Scheduled Valuation Date
1	442,584	September 28, 2020
2	442,584	September 29, 2020
3	442,584	September 30, 2020
4	442,584	October 1, 2020
5	442,584	October 2, 2020
6	442,584	October 5, 2020
7	442,584	October 6, 2020
8	442,584	October 7, 2020
9	442,585	October 8, 2020
10	442,585	October 9, 2020
11	442,585	October 12, 2020
12	442,585	October 13, 2020
13	442,585	October 14, 2020
14	442,585	October 15, 2020
15	442,585	October 16, 2020
16	442,585	October 19, 2020
17	442,585	October 20, 2020
18	442,585	October 21, 2020
19	442,585	October 22, 2020
20	442,585	October 23, 2020

Adjustments to the M Capital II Transaction 2 Supplemental Confirmation:
1.	The Forward Cap Price shall be decreased from USD 54.15 to USD $47.90.
2.	The Final Disruption Date shall be January 25, 2021.
3.	The Scheduled Valuation Date for each Component shall be changed as follows:
Component Number	Number of Options	Scheduled Valuation Date
1	493,200	December 10, 2020
2	493,200	December 11, 2020
3	493,200	December 14, 2020
4	493,200	December 15, 2020
5	493,200	December 16, 2020
6	493,200	December 17, 2020
7	493,200	December 18, 2020
8	493,200	December 21, 2020
9	493,200	December 22, 2020
10	493,200	December 23, 2020
11	493,200	December 24, 2020
12	493,200	December 28, 2020
13	493,200	December 29, 2020
14	493,200	December 30, 2020
15	493,200	December 31, 2020
16	493,200	January 4, 2021
17	493,200	January 5, 2021
18	493,200	January 6, 2021
19	493,200	January 7, 2021
20	493,200	January 8, 2021

ANNEX B
Adjustments to the Cactus I Sixth A&R Supplemental Confirmation:
1.	The Forward Cap Price shall be decreased from USD 54.15 to USD 47.90.
2.	The Final Disruption Date shall be December 29, 2020.
3.	The Scheduled Valuation Date for each Component shall be changed as follows:
Component Number	Number of Options	Scheduled Valuation Date
1	792,000	December 10, 2020
2	792,000	December 11, 2020
3	792,000	December 14, 2020

Adjustments to the Cactus I Fifth A&R May 2016 Supplemental Confirmation:
1.	The Forward Cap Price shall be decreased from USD 58.25 to USD 52.00.
2.	The Final Disruption Date shall be October 14, 2020.
3.	The Scheduled Valuation Date for each Component shall be changed as follows:
Component Number	Number of Options	Scheduled Valuation Date
1	1,681,436	September 28, 2020
2	1,681,436	September 29, 2020
3	1,681,436	September 30, 2020

Adjustments to the Cactus I A&R February 2019 Supplemental Confirmation:
1.	The Forward Cap Price shall be decreased from USD 53.25 to USD 47.00.
2.	The Final Disruption Date shall be December 29, 2020.
3.	The Scheduled Valuation Date for each Component shall be changed as follows:
Component Number	Number of Options	Scheduled Valuation Date
1	1,110,334	December 10, 2020
2	1,110,334	December 11, 2020
3	1,110,335	December 14, 2020

Back to Schedule 13D/A